UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2025
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 California Street, Suite 1800
San Francisco, California 94108
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.
On November 6, 2025, Sunrun Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2025. In the press release, the Company also announced that it would be holding a conference call on November 6, 2025 to discuss its financial results for the quarter ended September 30, 2025. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On November 6, 2025, Craig Cornelius was appointed to the Board of Directors (the “Board”) of Sunrun Inc. (the “Company”), effective November 6, 2025. Mr. Cornelius will serve as a Class III director and will stand for reelection at the 2026 annual meeting of stockholders. The Board also appointed Mr. Cornelius to serve on the Audit Committee and the Nominating, Governance, and Sustainability Committee of the Board. In connection with the appointment of Mr. Cornelius, the size of the Board was increased from eight to nine.
Mr. Cornelius has served as President and Chief Executive Officer of Clearway Energy Group LLC (“Clearway”) since September 2018 and as Chief Executive Officer of its public affiliate Clearway Energy, Inc. (“CWEN”), which is publicly traded on the NYSE under the symbols CWEN and NYSE:CWEN.A, since July 2024. His service as Chief Executive Officer of Clearway commenced on the company’s formation through a spin-out of NRG Energy, Inc.’s (“NRG”) clean energy businesses in 2018. Previously, Mr. Cornelius was President of NRG’s renewables division. In this capacity, he oversaw origination, development, engineering and construction, operations and asset management across the company’s businesses in wind and solar power. He joined NRG in 2013 and initially led new business development for renewables, including the establishment of new market segments, project acquisitions, and process improvement initiatives. Before joining NRG, Mr. Cornelius served for five years as a Principal and then a Managing Director in the solar investing practice at Hudson Clean Energy Partners. Previously, he was the Program Manager of the U.S. Department of Energy’s Solar Energy Technologies Program, where he led the creation of the $1.5 billion Solar America Initiative.
Mr. Cornelius holds an A.B. from Princeton University in History of Science and an M.A. in Science, Technology, and Public Policy from George Washington University.
Mr. Cornelius was selected to serve on the Board because of his extensive operational and financial experience and deep knowledge of the energy industry.
There is no arrangement or understanding between Mr. Cornelius and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Cornelius and any of the Company’s other directors or executive officers. There are no transactions between Mr. Cornelius and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
As a non-employee director of the Company, Mr. Cornelius is eligible to receive compensation pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
In connection with Mr. Cornelius’s election to the Board, the Company and Mr. Cornelius entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-205217), filed with the U.S. Securities and Exchange Commission on July 22, 2015.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

99.1	Press release issued by Sunrun Inc. dated November 6, 2025.
104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele Chief Legal Officer and Chief People Officer

Date: November 6, 2025